Exhibit 99.1

FOR IMMEDIATE RELEASE

2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Contact:	Ralph T. Finkenbrink Sr. Vice President, CFO Ph# - 727-726-0763	NASDAQ: NICK Web site: www.nicholasfinancial.com

NICHOLAS FINANCIAL ENTERS INTO ARRANGEMENT

AGREEMENT WITH PROSPECT CAPITAL CORPORATION

December 18, 2013 – Clearwater, Florida – Nicholas Financial, Inc. (the “Company”) (NASDAQ: NICK) announced today that it has signed an arrangement agreement dated December 17, 2013 (the “Arrangement Agreement”) whereby the Company has agreed to sell all of its issued and outstanding Common Shares to an indirect wholly-owned subsidiary of Prospect Capital Corporation (“Prospect”), pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia).

Prospect (NASDAQ: PSEC) (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and public middle market businesses. Prospect’s investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Prospect is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. Prospect has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect could have an adverse effect on Prospect and its shareholders.

Pursuant to the terms of the Arrangement, the Company’s shareholders are to receive (subject to applicable dissenter’s rights under the Business Corporation Act (British Columbia)), in exchange for each Common Share of the Company held immediately prior to the effective time of the Arrangement, the number of shares of common stock of Prospect (or fraction thereof) determined by dividing US $16.00 by the volume-weighted average price, or VWAP, of Prospect common stock for the twenty (20) trading days prior to and ending on the trading day immediately preceding the effective time of the Arrangement. In addition, each option to acquire Common Shares of the Company outstanding immediately prior to the effective time of the Arrangement will be cancelled or transferred by the holder thereof to the Company (subject to applicable dissenters’ rights under the Business Corporations Act (British Columbia)) in exchange for a cash amount equal to the amount by which (i) the product obtained by multiplying (x) the number of Common Shares of the Company underlying such option by (y) US $16.00 exceeds (ii) the aggregate exercise price payable under such option.

The transactions contemplated by the Arrangement Agreement will not be consummated unless certain conditions typical for this type of transaction are either satisfied or waived prior to closing. These conditions include, among other things, that the Arrangement Agreement and the transactions contemplated thereby are approved by the securityholders of the Company in accordance with the Business Corporations Act (British Columbia) and the Company’s Articles. An information circular providing further information regarding the Arrangement Agreement and the parties thereto will be mailed to securityholders of the Company in advance of the special meeting thereof expected to be held for the purpose of approving, among other things, the Arrangement Agreement and the Arrangement contemplated thereby.

Janney Montgomery Scott LLC is acting as the exclusive financial adviser to the Company and rendered a fairness opinion regarding the transaction to its Board of Directors.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving the Company and Prospect. In connection with the proposed transaction, Prospect plans to file with the SEC a Registration Statement on Form N-14 containing a Proxy Statement of the Company and a Prospectus of Prospect and each of the Company and Prospect plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement and Prospectus will be mailed to shareholders of the Company. INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND PROSPECT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and securityholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by the Company and Prospect through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Nicholas Financial, Inc., 454 McMullen Booth Road, Building C, Clearwater, Florida, 33759, Attention: Ralph Finkenbrink, Chief Financial Officer, or by directing a request to Prospect Capital Corporation, 10 East 40th Street, 44th Floor, New York, NY 10016, Attention: Brian Oswald, Chief Financial Officer.

PROXY SOLICITATION

The Company, Prospect and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Company securityholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company securityholders in connection with the proposed acquisition will be set forth in the Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Prospect’s executive officers and directors in its definitive proxy statement filed with the SEC on September 10, 2013. You can find information about the executive officers and directors of the Company in its Annual Report on Form 10-K filed with the SEC on June 14, 2013. You can obtain free copies of these documents from the Company and Prospect in the manner set forth above.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including, among other things, the failure of the Arrangement to be consummated in a timely manner or at all, the failure of the Company’s securityholders to approve the Arrangement, the inability of the Company to successfully manage its business relationships during the pendency of the transaction, and other risks detailed from time to time in the Company’s filings and reports with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward-looking statements and cautionary statements included in this release are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.

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